UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2010

HORIZON FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Washington	0-27062	91-1695422
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Thomas A. Sterken Keller Rohrback L.L.P. Registered Agent of Horizon Financial Corp. 1201 Third Avenue, Suite 3200 Seattle, Washington		98225
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code): (206) 623-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

G Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

G Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

G Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  3.01 Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 11, 2010, Horizon Financial Corp. (“Company”) received a letter from the Nasdaq Stock Market (“Nasdaq”) indicating that the Company’s shares will be delisted from Nasdaq as a result of the recent, previously announced closure of the Company’s wholly-owned subsidiary and principal asset, Horizon Bank (“Bank”), by the State of Washington Department of Financial Institutions, Division of Banks, and the appointment of the Federal Deposit Insurance Corporation (FDIC) as receiver of the Bank, and the expected dissolution or bankruptcy, and liquidation of the Company.

The Company does not intend to appeal Nasdaq’s decisions to delist the Company’s common stock. Therefore, trading in the Company’s common stock will be suspended at the opening of business on January 21, 2010 and a Form 25-NSE will be filed by Nasdaq with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq.  In addition, trading in the Company’s common stock has been halted by Nasdaq starting on Monday, January 11, 2010 and will remain so up to the suspension date.

A copy of the Company’s press release regarding the foregoing events is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is being filed herewith and this list shall constitute the exhibit index.

99.1	Press release dated January 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HORIZON FINANCIAL CORP.

Date: January 12, 2010	By:	/s/ V. Lawrence Evans
V. Lawrence Evans
Chief Executive Officer and President

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